Exhibit 99.1

For Immediate Release

APTEVO THERAPEUTICS REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Showcases Differentiating Features of the ADAPTIR™

Protein Therapeutic Platform at Prominent Industry Conferences

Signs Collaboration Agreement with Alligator Bioscience Expanding Aptevo’s Portfolio to Include a New Bispecific Antibody Candidate with a Novel Mechanism of Action Targeting

4-1BB, a Compelling Biological Pathway Implicated in Numerous Solid Tumor Indications

SEATTLE, WA – August 10, 2017 -- Aptevo Therapeutics Inc. (Nasdaq: APVO), a biotechnology company focused on developing novel oncology and hematology therapeutics, today provided a business review and reported its financial results for the second quarter ended June 30, 2017.

“I’m extremely proud of our achievements so far in 2017, particularly when you consider our short history as an independent company,” commented Marvin L. White, President and Chief Executive Officer.  “With IXINITY now back on track and beginning to show renewed sales growth, we are increasingly turning our focus towards the real value-creating opportunity in our company – our ADAPTIR protein therapeutic platform.  There is discernable momentum building around this asset, as we were laser-focused during the first half of 2017 on building awareness in the scientific community around the differentiating features and benefits of our ADAPTIR platform.  This growing awareness culminated in the execution of an exciting new partnership with Alligator Bioscience, that will see our companies co-develop a promising new targeted immunotherapeutic, ALG.APV-527, with a novel mechanism of action aimed at recruiting the immune system against various types of solid tumors.”

“As an emerging new class of therapeutics, bispecific antibodies hold promise for the treatment of a variety of serious and chronic diseases.  With two new bispecific candidates announced in 2017, APVO436 and ALG.APV-527, and a growing appreciation in the scientific community for the potential therapeutic utility of this new class of engineered proteins, we are excited to continue our progress on this effort and look forward to providing information around our investigational new drug (IND) strategy for these candidates later this year,” said Mr. White.

Second Quarter 2017 Highlights

•

Introduced new IXINITY commercial supply to the market in May; completed successful manufacture of new bulk drug substance batches of IXINITY confirming resolution of the bulk drug substance manufacturing challenge.

•	Presented new clinical data evaluating the safety and efficacy of IXINITY in children with Hemophilia B, showing that IXINITY appears to be safe and well tolerated in this subject population.
•

Presented data on the ADAPTIR protein therapeutic platform at two prominent industry conferences, the Americas Antibody Congress 2017 and the 2017 Next Generation Protein Therapeutics Summit, highlighting the activity, stability, extended half-life and superior manufacturability of Aptevo’s ADAPTIR bispecific antibody candidates.

•

Selected a new ADAPTIR bispecific candidate, APVO436, and presented comprehensive preclinical data at the American Association for Cancer Research 2017 annual meeting demonstrating potent in vitro and in vivo immune activation and an extended half-life of 12.5 days in rodents for APVO436.

•

Announced a collaboration agreement with Alligator Bioscience to jointly develop and advance a lead bispecific antibody candidate, ALG.APV-527, with a novel mechanism of action targeting 4-1BB and an undisclosed tumor antigen, demonstrating the flexibility of Aptevo’s ADAPTIR protein therapeutic platform.

Second Quarter 2017 Financial Results

Cash Position:  Aptevo had cash, cash equivalents, and short-term investments as of June 30, 2017 totaling $48.6 million.

Product Sales Revenue:  Total product sales revenue was $10.8 million for the three months ended June 30, 2017, compared to $10.2 million for the same period in 2016.  The increase in product sales revenue was primarily due to increased sales of IXINITY as new supply of IXINITY was reintroduced during the current period, offset by reduced sales of WinRho.

Cost of Product Sales:  Cost of product sales decreased by $0.6 million, or 10%, to $5.9 million for the three months ended June 30, 2017 from $6.5 million for the three months ended June 30, 2016. This decrease was due to lower sales costs associated with WinRho, as the product sales also decreased, offset by increased costs associated with IXINITY and HepaGam.

Research and Development Expenses:  Research and development expenses decreased by $0.8 million, or 11%, to $6.8 million for the three months ended June 30, 2017, from $7.6 million for the corresponding period in 2016.  Aptevo’s research and development expenses for the three months ended June 30, 2017 are summarized in the table below.

	For the Three Months Ended June 30,
(in thousands)	2017	2016	Change
ADAPTIR related programs (1)	$2,276	$3,277	$(1,001)
APVO436	1,791	30	1,761
MOR209/ES414	795	825	(30)
IXINITY	619	1,140	(521)
otlertuzumab	413	830	(417)
ROR1	867	1,434	(567)
Other	27	100	(73)
Total	$6,788	$7,636	$(848)

Selling, General and Administrative Expenses:  Selling, general and administrative expenses for the three months ended June 30, 2017 were $8.8 million, compared to $8.9 million for the same period in 2016, and decreased primarily as a result of reduced personnel costs.

Net Loss:  Aptevo’s net loss for the three months ended June 30, 2017 was $11.2 million or (0.53) per share, compared to $12.8 million or ($0.63) per share for the corresponding period in 2016.

Financial Statements Follow

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts, unaudited)

ASSETS	June 30, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$22,269	$9,676
Restricted cash	400	400
Short-term investments	25,958	44,849
Accounts receivable, net	4,715	4,284
Inventories	7,984	6,639
Prepaid expenses and other current assets	5,867	5,566
Total current assets	67,193	71,414
Property and equipment, net	6,205	5,910
Intangible assets, net	13,493	14,534
Total assets	$86,891	$91,858
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$5,349	$11,489
Accrued compensation	2,944	4,009
Sales rebates and discounts	2,146	3,235
Deferred revenue, current portion	1,444	811
Total current liabilities	11,883	19,544

Deferred revenue, net of current portion	2,796	2,896
Long-term debt, net	18,745	18,383
Other liabilities	2,047	469
Total liabilities	35,471	41,292

Stockholders' equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 21,309,744 and 20,271,737 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	21	20
Additional paid-in capital	153,239	151,271
Accumulated other comprehensive loss	(14)	(33)
Contribution receivable from former parent	—	(20,000)
Accumulated deficit	(101,826)	(80,692)
Total stockholders' equity	51,420	50,566
Total liabilities and stockholders' equity	$86,891	$91,858

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts, unaudited)

	For the Three Months Ended June 30,
	2017	2016
Revenues:
Product sales	$10,750	$10,159
Collaborations	14	34
Total revenues	10,764	10,193
Costs and expenses:
Cost of product sales	5,897	6,544
Research and development	6,788	7,636
Selling, general and administrative	8,755	8,858
Loss from operations	(10,676)	(12,845)
Other income (expense):
Other income (expense), net	(513)	(4)
Total other income (expense), net	(513)	(4)
Loss before income taxes	(11,189)	(12,849)
Benefit from income taxes	—	(11)
Net loss	(11,189)	(12,838)

Net loss per share - basic and diluted	$(0.53)	$(0.63)
Shares used to compute net loss per share - basic and diluted	21,265,599	20,229,849

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a biotechnology company focused on novel oncology and hematology therapeutics to meaningfully improve patients’ lives. Aptevo’s core technology is the ADAPTIR™ (modular protein technology) platform. Aptevo has four commercial products in the areas of hematology and infectious diseases, as well as various investigational stage product candidates in immuno-oncology.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding Aptevo’s outlook, financial performance or financial condition, our technology and related pipeline, collaboration and partnership opportunities, commercial portfolio, Aptevo’s future growth rates, Aptevo’s ability to timely manufacture its products, and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “forecasts,” “estimates,” “will” and similar expressions are forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including possible negative effects on our business operations, assets or financial results as a result of the separation; a deterioration in our business or prospects; the ability of our contractors and suppliers to supply product and materials;  our ability and the ability of our contractors and suppliers to maintain compliance with cGMP and other regulatory obligations; the results of regulatory inspections; adverse developments in our customer-base or markets and our ability to retain patients; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in our filings with the Securities and Exchange Commission, including Aptevo’s most recent Annual Report on Form 10-K, as filed on March 15, 2017, and our subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement.

Source:

Aptevo Therapeutics

Stacey Jurchison

Senior Director, Investor Relations and Corporate Communications

206-859-6628

JurchisonS@apvo.com